Exhibit 10.16
FOUNDRY NETWORKS, INC.
2006 STOCK INCENTIVE PLAN
STOCK GRANT AGREEMENT
     This Stock Grant Agreement (the “Agreement”) is made and entered into as of                     , 200___ by and between Foundry Networks, Inc., a Delaware corporation (the “Company”), and                                          pursuant to the Foundry Networks, Inc. 2006 Stock Incentive Plan (the “Plan”). To the extent any capitalized terms used in this Agreement are not defined, they shall have the meaning ascribed to them in the Plan, which is attached to, and made a part of, this Agreement. In the event of a conflict between the terms and provisions of the Plan and the terms and provisions of this Agreement, the Plan terms and provisions shall prevail.
     In consideration of the mutual agreements herein contained and intending to be legally bound hereby, the parties agree as follows:
     1. Restricted Shares. Pursuant to the Plan, the Company hereby transfers to you, and you hereby accept from the Company, a Stock Grant Award consisting of                                          Shares (the “Restricted Shares”), on the terms and conditions set forth herein and in the Plan.
     2. Vesting of Restricted Shares. So long as your Service continues, the Restricted Shares shall vest in accordance with the following schedule: 12.5% of the total number of Restricted Shares shall vest on                     , 200___ (the 6-month anniversary of the vesting commencement date) and 1/48th of the total number of Restricted Shares shall vest and become exercisable on each monthly anniversary thereafter.
     3. Termination of Service. In the event of the termination of your Service for any reason, all unvested Restricted Shares shall be immediately forfeited without consideration. For purposes of facilitating the enforcement of the provisions of this Section 3, you agree that the Company may issue stop-transfer instructions on the Restricted Shares to the Company’s transfer agent, may require that Restricted Shares be held by a broker designated by the Company, or may otherwise hold the Restricted Shares in escrow, until the Restricted Shares have vested and you have satisfied all applicable obligations with respect to the Restricted Shares, including any applicable tax withholding obligations set forth in Section 5 below. Any new, substituted or additional securities or other property which is issued or distributed with respect to the unvested Restricted Shares shall be subject to the same terms and conditions as are applicable to the unvested Restricted Shares under this Agreement and the Plan.
     4. Election to Recognize Income in the Year of Grant. Under Section 83 of the Code, the Fair Market Value of the Restricted Shares on the date the Restricted Shares vest will be taxable as ordinary income at that time. You understand and acknowledge that you may elect to be taxed at the time the Restricted Shares are acquired in an amount equal to the Fair Market Value of the Restricted Shares at that time, rather than the date the Restricted Shares vest, by filing an election under Section 83(b) of the Code with the Internal Revenue Service within 30 days after the date of this Agreement.

YOU ACKNOWLEDGE AND AGREE THAT IT IS YOUR SOLE RESPONSIBILITY, AND NOT THE COMPANY’S RESPONSIBILITY, TO FILE A TIMELY ELECTION UNDER CODE SECTION 83(b), EVEN IF YOU REQUEST THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON YOUR BEHALF.
     5. Withholding Taxes. You agree to make arrangements satisfactory to the Company for the satisfaction of any applicable withholding tax obligations that arise in connection with the Restricted Shares which, at the sole discretion of the Committee, may include (i) having the Company withhold Shares from the Restricted Shares held in escrow, or (ii) tendering Shares to the Company, in either case, equal in value to the amount necessary to satisfy any such withholding tax obligation. The Company shall not be required to release the Restricted Shares from the stop-transfer instructions or escrow unless and until such obligations are satisfied.
     6. Tax Advice. You represent, warrant and acknowledge that the Company has made no warranties or representations to you with respect to the income tax consequences of the transactions contemplated by this Agreement, and you are in no manner relying on the Company or the Company’s representatives for an assessment of such tax consequences. YOU UNDERSTAND THAT THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. YOU SHOULD CONSULT YOUR OWN TAX ADVISOR REGARDING ANY STOCK GRANT AWARD. NOTHING STATED HEREIN IS INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING TAXPAYER PENALTIES.
     7. Non-Transferability of Restricted Shares. Restricted Shares which have not vested pursuant to Section 2 above shall not be anticipated, assigned, attached, garnished, optioned, transferred or made subject to any creditor’s process, whether voluntarily or involuntarily or by the operation of law. However, this Section 7 shall not preclude you from designating a beneficiary who will receive any vested Restricted Shares in the event of the your death, nor shall it preclude a transfer of vested Restricted Shares by will or by the laws of descent and distribution.
     8. Restriction on Transfer. Regardless of whether the transfer or issuance of the Restricted Shares has been registered under the Securities Act or has been registered or qualified under the securities laws of any state, the Company may impose additional restrictions upon the sale, pledge, or other transfer of the Restricted Shares (including the placement of appropriate legends on stock certificates and the issuance of stop-transfer instructions to the Company’s transfer agent) if, in the judgment of the Company and the Company’s counsel, such restrictions are necessary in order to achieve compliance with the provisions of the Securities Act, the securities laws of any state, or any other law.
     9. Stock Certificate Restrictive Legends. Stock certificates evidencing the Restricted Shares may bear such restrictive legends as the Company and the Company’s counsel deem necessary under applicable law or pursuant to this Agreement.
     10. Representations, Warranties, Covenants, and Acknowledgments. You hereby agree that in the event the Company and the Company’s counsel deem it necessary or advisable in the exercise of their discretion, the transfer or issuance of the

Restricted Shares may be conditioned upon you making certain representations, warranties, and acknowledgments relating to compliance with applicable securities laws.
     11. Voting and Other Rights. Subject to the terms of this Agreement, you shall have all the rights and privileges of a stockholder of the Company while the Restricted Shares are held in escrow, including the right to vote and to receive dividends (if any).
     12. No Employment Rights. Neither the Plan nor this Stock Grant Award shall be deemed to give you a right to remain an Employee, Consultant or director of the Company, a Parent, a Subsidiary or an Affiliate. The Company and its Parents and Subsidiaries and Affiliates reserve the right to terminate your Service at any time, with or without cause, and for any reason, subject to applicable laws.
     13. Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient when delivered personally or sent by telegram or fax or 48 hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and addressed to the Company at its principal corporate offices and to you at the address maintained for you in the Company’s records.
     14. Entire Agreement; Enforcement of Rights. This Agreement, together with the Plan, sets forth the entire agreement and understanding of the parties relating to the subject matter herein and therein and merges all prior discussions between the parties. Except as contemplated under the Plan, no modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the parties to this Agreement. The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.
     15. Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.
     16. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of this Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of this Agreement shall be enforceable in accordance with its terms.
     17. Successors and Assigns. The rights and benefits of this Agreement shall inure to the benefit of, and be enforceable by the Company’s successors and assigns. The rights and obligations of you under this Agreement may not be assigned without the prior written consent of the Company.
     18. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.
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(Signature Page Follows)

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on this ___ day of                     , 200_.

FOUNDRY NETWORKS, INC.

By:
(Signature)

Name:

Title:

RECIPIENT:

By:
(Signature)

Address:

Telephone Number:

Email Address:

I,                                         , spouse of                     , have read and hereby approve the foregoing Agreement. In consideration of the Company’s granting my spouse the right to the Restricted Shares as set forth in the Agreement, I hereby agree to be bound irrevocably by the Agreement and further agree that any community property or other such interest that I may have in the Restricted Shares shall hereby be similarly bound by the Agreement. I hereby appoint my spouse as my attorney-in-fact with respect to any amendment or exercise of any rights under the Agreement.

Spouse of Recipient